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                                                                   EXHIBIT 10.11


                            SERENGETI EYEWEAR, INC.
                          8125 25th COURT STREET EAST
                            SARASOTA, FLORIDA 34243


                                January 1, 1999


Mr. Douglas Hinton
13409 Williams Street
Thorton, CO 80241

Dear Mr. Hinton:

Upon the terms and subject to the conditions set forth below, this letter shall constitute the agreement pursuant to which Serengeti Eyewear, Inc. ("Serengeti') agrees to employ you as Vice President of National (U.S.) Sales/Premium Division.

1.       Term of Employment.

1.1 Term. Serengeti hereby employs you, and you hereby accept employment with Serengeti, for a period to commence on January 1, 1999 and to terminate on the third anniversary of such date unless sooner terminated in accordance with the provisions of Section 7 hereof ("Initial Term").

1.2 Definition. As used herein, "Employment Term" means the entire period of your employment by Serengeti hereunder, whether for the period provided above, or whether extended, or sooner terminated in accordance with the provisions of Section 7 hereof.

2.       Duties

2.1 Description of Duties. In your capacity as Vice President of National (U.S.) Sales/Premium Division, you shall perform such customary duties and exercise such authority, consistent with your position, as may from time to time be given to you by the President and Chief Executive Officer. You shall have the responsibility for national sales of premium brand sunglasses.

2.2 Devotion of Entire Time. During the Employment Term, you agree that you will loyally and conscientiously devote your entire productive time, efforts, ability and attention to the duties of your office and to promotion of the interests of Serengeti, and that you will not engage in any other business duties or pursuing whatsoever. Notwithstanding any of the foregoing, you will not be prohibited from making passive personal investments or being involved in the private business affairs or your immediate family to the extent that such activities do not interfere with the performance of your duties hereunder and are not in any way competitive with the business of Serengeti.
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3.       Compensation

3.1 Annual Salary. During the Initial Term, you will be compensated at the rate of $130,000 per annum, on an annualized basis, for the period January 1, 1999 through December 31, 1999, ("Base Salary"). Base salary shall be payable in accordance with the customary payroll policies of Serengeti provided, however, that if, pursuant to Section 7 hereof, your employment is terminated, you will receive the appropriate pro rata portion of your annual Base Salary for the period during which you were actually employed by Serengeti.

         The Base Salary shall be increased annually commencing January 1, 2000 during the Initial Term and any renewal terms, effective on January 1 of each year, by an amount equal to the increase, if any, in the index currently known as the "Consumer Price Index, All Items, South, All Urban Consumer," published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto, appropriately adjusted (the "CPI"). In the event that the CPI is converted to a different standard reference base or otherwise revised, the determination of the CPI Adjustment shall be made with the use of such conversion factor, formula or table for converting CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Commerce Clearing House, Inc., or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published on a monthly basis, then the shortest period for which the CPI is published shall be used in determining the numerator of the fraction. If the CPI ceases to be published, and there is no successor thereto, such other index as Serengeti may reasonably determine to be appropriate shall be used. The amount of the increase shall be determined by multiplying the Base Salary in effect by a fraction, the numerator of which shall be (a) the CPI for the month immediately preceding the first day of the Year with respect to which such annual adjustment is to be made (the "Base CPI") minus (b) the CPI for the same month in the immediately preceding Year, and the denominator of which shall be the Base CPI (the "CPI Adjustment").

3.2 Reimbursement for Business Expenses. Serengeti will reimburse you, upon presentation of proper expense statements or such other supporting information as Serengeti may reasonably require, for your reasonable and necessary business expenses including, without limitation, telephone, travel and entertainment expenses) incurred or paid by you in connection with the performance of your duties hereunder. Serengeti will provide you with a notebook computer and cellular telephone which will remain the property of Serengeti and be used solely for the business of Serengeti.

3.3 Miscellaneous. You will also be provided with a total car allowance of $500 per month payable monthly thorough payroll. You will work at Serengeti's offices in Sarasota, Florida.
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3.4      Incentive Compensation. Bonuses for the Initial Term and any renewal will be based on the Management Incentive Plan then in effect.

4. Fringe Benefits. You shall be entitled to participate on the same basis and subject to the same qualifications as all other regular full time employees of Serengeti in any fringe benefit plans Serengeti makes available from time to time for all its employees, including those benefits available, if any, under any vacation, retirement, disability, medical insurance and life insurance plans as the same may be placed into effect from time to time. In addition, you shall be entitled to participate in such other benefit plans, if any, as Serengeti makes generally available from time to time to members of its executive staff.

5.       Confidentiality.

5.1 Trade Secrets. You and Serengeti acknowledge and agree that during the Employment Term and in the course of the discharge of your duties hereunder, you will have access to and become acquainted with information concerning the operation of Serengeti, including, without limitation, the names and addresses of and other information pertaining to Serengeti's customers, clients, suppliers and employees and other business associates and other valuable information regularly used in Serengeti's business and not generally known to other, giving Serengeti's competitive advantage in the sunglass business. You acknowledge and agree that it is Serengeti's policy to maintain such information as secret and confidential, whether relating to Serengeti's business as heretofore or hereafter conducted, or relating to Serengeti's customers, clients, suppliers, employees and other business associates (all such information being referred to hereinafter as "Confidential Information"). You acknowledge and agree that all Confidential Information is owned by Serengeti and constitutes Serengeti's trade secrets.

5.2 Non-Disclosure. You specifically agree that you shall not use, publish, disseminate, misappropriate or otherwise disclose any Confidential Information, whether directly or indirectly, either during the term of this Agreement or at any other time thereafter, except as is required by law or in the course of your employment hereunder. This provision shall not apply to Confidential Information which becomes generally known to the public by means other than your breach of this Section.

5.3 Unfair Competition. You acknowledge and agree that the sale, unauthorized use or disclosure of any Confidential Information obtained by you during the course of your employment under this Agreement, including but not limited to (a) information concerning Serengeti's current, future or proposed work, services, or products, (b) the facts that any such work, services or products are planned, under consideration, or in production, as well as, (c) any descriptions thereof, constitute unfair competition. You promise and agree not to engage in any unfair competition with Serengeti, either during the term of this Agreement or at any other time thereafter.



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5.4      Precautions; Return of Materials. You agree to take all reasonable precautions to protect the integrity of all Confidential Information, including all documents and other material entrusted to you containing or embodying Confidential Information. You further agree that all files, records, documents, drawings, lists, specifications, products and similar items relating to Serengeti's business, whether prepared by you or by others, are and shall remain exclusively the property of Serengeti, and that upon the expiration or termination of your employment hereunder you shall return to Serengeti all such material and all copies thereof in your possession or control.

5.5 Copyrightable and Patentable Materials. You agree that during the Employment Term you will take any and all business developments, opportunities and potentially profitable situations relating to Serengeti's business to the Directors for exploitation by Serengeti. You agree promptly to disclose to Serengeti (and only to Serengeti) any and all knowledge possessed or acquired by you by any means whatsoever during the Employment Term which relates in any way to any materials, inventions, discoveries, developments, concepts, ideas or innovations, whether copyrightable or patentable or not, relating to the business of Serengeti. For the compensation and benefits received hereunder, you hereby assign and agree to assign to Serengeti your entire right, title and interest in and to any of the aforedescribed materials, inventions, discoveries, developments, concepts, ideas or innovations. All such materials, inventions, discoveries, developments, concepts, ideas and innovations shall be the property of Serengeti, and you shall, without further compensation, do all things necessary to enable Serengeti to perfect title in such materials, inventions, discoveries, concepts, ideas and innovations and to obtain and maintain effective patent or copyright protection in the Unites States and foreign countries thereon, including, without limitation, rendering assistance and executing necessary documents.

6.       Competitive Activities.

6.1 Non-Competition. During the Employment Term and for a period of one (1) year after the expiration of earlier termination thereof for whatever reason, you shall not within the United States:

a. Consult with, be employed by, render services to, or engage in any business activity with (whether as owner, controller, employee, employer, consultant, partner, officer, director, agent or otherwise) any business or business entity competing in any way with the business of Serengeti;

b. Without the prior written consent of the President and Chief Executive Officer personally solicit or cause to be solicited or authorize, directly or indirectly, for or on behalf of yourself or any third party, any business competitive with Serengeti, which employs you hereunder, from others who are or were at any time within 12 months prior to the expiration or termination of your employment hereunder customers, clients, or other business associates of Serengeti.

6.2 Solicitation of Employees and Others. You acknowledge and agree that Serengeti's directors, officers and employees possess special knowledge of Serengeti's operation and are vitally important to the continued success of Serengeti's business. You shall not, without the prior written consent of the President and Chief Executive Officer, directly or indirectly seek to persuade any director, officer or employee of Serengeti either to discontinue his or her position with Serengeti or to become employed or engaged in any activity competitive with the activities of Serengeti to which your services under this Agreement are related.

6.3 Injunctive Relief. You acknowledge and agreed that your services to be provided hereunder are special and unique and that were you to breach any provision of Sections 5 or 6 of this Agreement, the damages to Serengeti would be irreparable and any other rights or remedies which Serengeti may possess or to which it may be entitled, Serengeti shall be entitled to enjoin any such breach in any court of competent jurisdiction.
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6.4      Scope. If any court determines that any of the covenants set forth herein, or any part or parts thereof, is unenforceable because of the duration of geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

7.       Termination

7.1 By Agreement or Death. Prior to the end of the Initial Term and during the Employment Term, your employment hereunder may be terminated: (a) by written agreement between you and Serengeti; and (b) in the event of your death.

7.2 Termination for Cause. Serengeti reserves the right to terminate this Agreement for "cause" as defined below. As used in this Agreement, the term "cause" shall mean (i) the commission by you of any act which would constitute a felony under state or federal law, or the equivalent under foreign law, if prosecuted; (ii) the commission by you of any act of moral turpitude which, in the sole reasonable opinion of Serengeti, negatively impacts on your ability to perform your duties hereunder;
         (iii) the material breach by you of the provisions of this Agreement;
         (iv) your failure or refusal to perform material obligations under this Agreement, or other acts or omissions constituting neglect or dereliction of duties hereunder; (v) fraud, dishonesty or other acts or omissions by you that amount to a willful breach of your fiduciary duty to Serengeti; or (vi) the happening of any other event which, under the provisions of any laws applicable to Serengeti or its activities, disqualifies you form acting in any or all capacities provided for herein. Serengeti may, at its option, terminate this Agreement for the reasons states in this Section 7 by giving written notice of termination to you without prejudice to any other remedy to which Serengeti may be entitled either by law, in equity, or under this Agreement.

7.3 Upon such termination under this Agreement under this Section 7, you shall resign from all positions you may then hold with Serengeti of any of its affiliates and deliver to Serengeti all documents or copies thereof in your possession relating to Serengeti and its business.

7.4. Severance Pay. Whether and to which extent you are entitled to severance pay upon termination of your employment with Serengeti will be determined according to Serengeti's severance policies, if any, at the time of such termination. The foregoing notwithstanding, in the event your employment terminates during the Initial Term only, by reason of a change of control of Serengeti, you will be entitled to an amount equal to one year's salary at the then current Base Salary. For purposes hereof, the term "change of control" shall mean any merger, consolidation or reorganization of Serengeti with or into another person or entity, any sale of the assets of Serengeti or any acquisition of Serengeti's voting securities, with the result, in each instance, that less than 51% of the combined voting power of the then outstanding voting securities of Serengeti or the surviving entity immediately after each such transaction is held in the aggregate by persons or entities who were holders of voting securities of Serengeti immediately prior to any such transactions.
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8.       Miscellaneous

8.1 Notices. Notices hereunder shall be in writing and shall be delivered by hand or sent by registered to certified mail, return receipt requested, if to you, at the address set forth above, and if to Serengeti Eyewear, Inc., 8125 25th Court Street East, Sarasota, Florida 34243, or at such other address as to which notice has been given in the manner herein provided.

8.2 Entire Agreement. This Agreement sets forth your and Serengeti's complete understanding with respect to the matters set forth herein. This Agreement may be modified or amended only by an agreement in writing signed by the parties hereto and may be assigned by Serengeti only in connection with the transfer of all or substantially all of the business and assets of Serengeti.

8.3 Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

8.4 Heading. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.

8.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereunder.

If the foregoing accurately reflects your understandings of our agreement and is acceptable to you, please sign the enclosed copy of this letter and return it to the undersigned.

                                  Very truly yours,

                                  SERENGETI  EYEWEAR, INC.

                                  By: /s/  Stephen Mevitt
                                      ----------------------------
                                      Stephen Mevitt, President




Accepted and Agreed:

By:  /s/   Douglas Hinton
   --------------------------
   Douglas Hinton